UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2014

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On April 11, 2014, WellCare Health Plans, Inc. (“WellCare”) received executed Amendment #16 (“Amendment #16”) to Contract No. 0654 (“Contract 0654”) between the Georgia Department of Community Health (“DCH”) and WellCare of Georgia, Inc. (“WCGA”), a wholly-owned subsidiary of WellCare.
Among other things, Amendment #16 adds two additional option years to the term of Contract 0654, potentially extending the termination date of Contract 0654 until June 30, 2016. These option terms, one of which runs from July 1, 2014, through June 30, 2015, and the other of which runs from July 1, 2015, through June 30, 2016, are exercisable solely by DCH. Amendment #16 also replaces Attachment E to Contract 0654, a Business Associate Agreement between DCH and WCGA, with a revised Attachment E.
The foregoing description does not purport to be a complete description of the parties’ rights and obligations under Contract No. 0654 or Amendment #16. The above description is qualified in its entirety by reference to Amendment #16, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1	Amendment No. 16 to Contract 0654 by and between the Georgia Department of Community Health and WellCare of Georgia, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2014	WELLCARE HEALTH PLANS, INC. /s/ Lisa G. Iglesias
Lisa G. Iglesias
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
10.1	Amendment No. 16 to Contract 0654 by and between the Georgia Department of Community Health and WellCare of Georgia, Inc.